SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Date of Report: October 30, 2007

Harvey Electronics, Inc.
Name of Registrant as Specified in Charter)

New York	1-4626	13-1534671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 Chubb Avenue, Lyndhurst, New Jersey	07071
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(201) 842-0078

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice Of Delisting Or Failure To Satisfy A Continuing Listing Rule Or Standard; Transfer Of Listing

On October 30 2007, Harvey Electronics, Inc., a New York corporation (the “Company”), received a letter from The NASDAQ Stock Market LLC (“NASDAQ”) with respect to the Company’s noncompliance with Marketplace Rules 4350(e) and 4350(g), which require the Company to hold an annual meeting of shareholders, to solicit proxies and to provide proxy statements to NASDAQ prior to October 28, 2007. Currently, the Company is not in compliance with these Marketplace Rules. A hearing with NASDAQ’s Listing Qualifications Panel with respect to the Company’s ability to become compliant and to sustain long-term compliance with such Marketplace Rules is scheduled to take place on November 8, 2007.

On November 1, 2007, the Company received a letter from NASDAQ informing the Company that for the previous thirty (30) consecutive trading days, the Company's common stock has not maintained a minimum market value of publicly held shares ("MVPHS") of $1,000,000 as required for continued inclusion by Marketplace Rule 4310(c)(7) and therefore, in accordance with Marketplace Rule 4310(c)(8), the Company will be provided ninety (90) calendar days, or until January 30, 2008, to regain compliance. If, at anytime before January 30, 2008, the MVPHS of the Company's common stock is $1,000,000 or more for a minimum of ten (10) consecutive trading days, NASDAQ will provide written notification that the Company complies with Marketplace Rule 4310(c)(7). If compliance with this Rule cannot be demonstrated by January 30, 2008, NASDAQ will provide written notification to the Company that the Company's securities will be delisted. At that time, the Company may appeal this determination to the Listing Qualifications Panel.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits No. Description:

Exhibit No.	Item	Location
Exhibit 99.1	Letter, dated October 30, 2007, from The NASDAQ Stock Market LLC to the Company	Provided herewith
Exhibit 99.2	Letter, dated November 1, 2007, from The NASDAQ Stock Market LLC to the Company	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2007	Harvey Electronics, Inc.

	By:	/s/ Joseph J. Calabrese
Name: Joseph J. Calabrese
Its: Chief Financial Officer